Exhibit 10.3

ASSIGNMENT OF INTERESTS

THIS ASSIGNMENT OF INTERESTS (this “Assignment”), made this 30th day of January, 2007, by MERCO GROUP — ROOSEVELT BUILDING, LLC, a California limited liability company (“Assignor”) to KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), as administrative agent for itself and the other lenders (the “Lenders”) from time to time party to the “Loan Agreement” (as hereinafter defined) (KeyBank, in its capacity as administrative agent, hereinafter referred to as “Agent”).

WITNESSETH:

WHEREAS, Assignor is a shareholder of each of the corporations described on Exhibit “A” attached hereto and made a part hereof (collectively, the “Corporations” and individually a “Corporation”); and

WHEREAS, the Corporations are governed by the articles of incorporation and bylaws, if any, described on Exhibit “A” attached hereto opposite the respective Corporation (collectively, the “Organizational Agreements”); and

WHEREAS, Assignor, Richard Meruelo as trustee of the Richard Meruelo Living Trust U/D/T dated September 15, 1989 (“Co-Borrower”; Assignor and Co-Borrower are hereinafter referred to collectively as “Borrower”), and KeyBank, individually and as administrative agent, have entered into that certain Loan Agreement dated of even date herewith (as the same may be varied, extended, supplemented, consolidated, amended, replaced, increased, renewed or modified or restated, the “Loan Agreement”), pursuant to which Lenders have agreed to provide a loan to Borrower in an amount of up to $33,000,000.00 (the “Loan”), which Loan is evidenced by that certain Note dated of even date herewith made by Borrower to the order of KeyBank in the principal face amount of $33,000,000.00 (such Note, together with such other Notes as may be issued pursuant to the Loan Agreement, as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified, increased or restated, are hereinafter referred to collectively as the “Note”); and

WHEREAS, Agent and the Lenders have required, as a condition to the making of the Loan to Borrower, that Assignor execute this Assignment to secure its obligations under the Note, the Loan Agreement and certain other agreements.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1. Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

2. Grant of Security Interest. As security for the payment and performance by Borrower of each and all of the indebtedness, liabilities, duties, responsibilities and obligations whether such indebtedness, liabilities, duties, responsibilities and obligations are now existing or are hereafter created or arising under this Assignment, the Note, the Assignment of Hedge, the

Loan Agreement, and any and all agreements evidencing, securing or otherwise relating to the obligations evidenced by the Note (this Assignment, the Note, the Assignment of Hedge, the Loan Agreement and such other agreements, together with any and all renewals, modifications, consolidations and extensions thereof, are hereinafter referred to collectively as the “Loan Documents”; and said duties, responsibilities and obligations of Borrower and the Hedge Obligations are hereinafter referred to collectively as the “Obligations”), Assignor does hereby transfer, assign, pledge, convey, and grant to Agent, and does hereby grant a security interest to Agent in, all of Assignor’s right, title and interest in and to the following:

(a) Two Million Nine Hundred Thousand (2,900,000) shares of the common stock of the Corporation represented by Certificate No. MMPI0017 (the “Certificate”), together with any and all other securities, cash, certificates or other property, option or right in respect of, in addition to or substitution or exchange for the Certificate or any of the foregoing, or other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for all or any thereof; and

(b) Any and all profits, proceeds, accounts, income, dividends, distributions, payments upon dissolution or liquidation of any of the Corporations, proceeds upon a redemption or conversion, return of capital, repayment of loans, and payments of any kind or nature whatsoever, now or hereafter distributable or payable by any of the Corporations, to Assignor, by reason of Assignor’s interest in any of the Corporations, or otherwise, or now or hereafter distributable or payable to Assignor from any other source by reason of Assignor being a shareholder in any of the Corporations, or on account of any interest in or claims or rights against any of the Corporations held by Assignor, or with respect to the assets of any of the Corporations, and any and all proceeds from any transfer, assignment or pledge of any interest of Assignor in, or claim or right against, any of the Corporations (regardless of whether such transfer, assignment or pledge is permitted under the terms hereof or the other Loan Documents), and all claims, choses in action or things in action or rights as a creditor now or hereafter arising against any of the Corporations; and

(c) All accounts, contract rights, chattel paper, deposit accounts, security entitlements, securities accounts, investment property, letters of credit, letter of credit rights, money, supporting obligations, commercial tort claims and general intangibles (including, without limitation, payment intangibles and software) now or hereafter evidencing, arising from or relating to, any of the foregoing; and

(d) All notes or other documents or instruments now or hereafter evidencing or securing any of the foregoing; and

(e) Any shareholder agreements or registration agreements relating to any of the Corporations and their respective shareholders including, without limitation, the Rights Agreement (as hereinafter defined); and

(f) All right of Assignor to collect and enforce payments distributable or payable by any of the Corporations to Assignor pursuant to the terms of any of the Organizational Agreements of any Corporation in which Assignor is a shareholder or otherwise; and

(g) All documents, writings, leases, books, files, records, computer tapes, programs, ledger books and ledger pages arising from or used in connection with any of the foregoing; and

(h) All renewals, extensions, additions, substitutions or replacements of any of the foregoing; and

(i) All powers, options, rights, privileges and immunities pertaining to any of the foregoing; and

(j) All products and proceeds of any of the foregoing and all cash, security or other property distributed on account of, or in exchange or substitution of, any of the foregoing (including, without limitation, all stock rights, stock splits, subscription rights, dividends, new certificates and new securities).

All of the foregoing described in this Paragraph 2 are hereinafter referred to collectively as the “Collateral”. The items described in (a) above, are sometimes hereinafter referred to as the “Shareholder Interests”, and the items described in (b)-(k), above, are sometimes hereinafter referred to collectively as the “Distributions”.

3. Obligations Secured. This Assignment secures (a) the payment and performance by Assignor of all of its obligations under the terms and conditions of this Assignment and, (b) the payment and performance by Borrower of the Obligations.

4. Collection of Distributions.

(a) It is acknowledged and agreed by the parties hereto that Agent shall have sole and exclusive possession of the Distributions and that this Assignment constitutes a present, absolute and current assignment of all the Distributions and is effective upon the execution and delivery hereof. Payments under or with respect to the Distributions shall be made as follows:

(i) Assignor shall not have any right to receive payments made under or with respect to the Distributions, (including without limitation any Distributions from or relating to any sale, transfer, assignment, conveyance, option or other disposition of, or any pledge, mortgage, encumbrance, financing or refinancing of, any of the Collateral in, or upon any redemption or conversion of the Collateral, regardless of whether such event is permitted under the terms of the Loan Documents) and all such payments shall be delivered directly by the Corporations, as applicable, to Agent for application by Agent in satisfaction of the Obligations in accordance with the Loan Documents.

(ii) If Assignor shall receive any payments made under or with respect to the Distributions (including without limitation any Distributions from or relating to any sale, transfer, assignment, conveyance, option or other disposition of, or any pledge, mortgage, encumbrance, financing or refinancing of, or any of the Collateral, or upon any redemption or conversion of the Collateral, regardless of whether such event is permitted under the terms of the Loan Documents), Assignor shall hold all such payments in trust for Agent, will not commingle such payments with other funds of Assignor, and will immediately pay and deliver in kind, all such payments directly to Agent (with such endorsements and assignments as may be necessary to transfer title to Agent) for application by Agent in satisfaction of the Obligations in accordance with the Loan Documents.

(iii) Assignor hereby agrees for the benefit of each of the Corporations and any shareholder thereof, that all payments actually received by Agent hereunder or pursuant hereto shall be deemed payments to Assignor by the respective Corporation, as the case may be, Agent shall apply any and all such payments actually received by Agent in satisfaction of the Obligations in accordance with the Loan Documents.

(iv) In furtherance of the foregoing, Assignor does hereby notify and direct each of the Corporations and their shareholders that all payments under or with respect to the Distributions shall be made directly to Agent at the address of Agent set forth herein.

(b) Effective only upon the occurrence and during the continuance of an Event of Default, Assignor hereby irrevocably designates and appoints Agent its true and lawful attorney-in-fact, which appointment is coupled with an interest and is irrevocable, either in the name of Agent, or in the name of Assignor, at Assignor’s sole cost and expense, and regardless of whether or not Agent becomes a shareholder in any of the Corporations, to take any or all of the following actions:

(i) to ask, demand, sue for, attach, levy, settle, compromise, collect, compound, recover, receive and give receipt and acquittances for any and all Collateral and to take any and all actions as Agent may deem necessary or desirable in order to realize upon the Collateral, or any portion thereof, including, without limitation, making any statements and doing and taking any actions on behalf of Assignor which are otherwise required of Assignor under the terms of any agreement as conditions precedent to the payment of the Distributions, and the right and power to receive, endorse, assign and deliver in the name of Assignor, any checks, notes, drafts, instruments or other evidences of payment received in payment of or on account of all or any portion of the Collateral and Assignor hereby waives presentment, demand, protest, and notice of demand, protest and non-payment of any instrument so endorsed; and

(ii) to institute one or more actions against any of the Corporations in connection with the collection of the Collateral, to prosecute to judgment, settle or dismiss any such actions, and to make any compromise or settlement deemed desirable, in Agent’s sole and absolute discretion, with respect to such Distributions, to extend the time of payment, arrange for payment in installments or otherwise modify the terms of any of the Organizational Agreements of any Corporation in which Assignor is a shareholder with respect to the Distributions or release of any of the Corporations, respectively, from their respective obligations to pay any Distribution, without incurring responsibility to, or affecting any liability of, Assignor under any of such Organizational Agreements;

it being specifically understood and agreed, however, that Agent shall not be obligated in any manner whatsoever to give any notices of default (except as may be specifically required herein or in the other Loan Documents) or to exercise any such power or authority or be in any way responsible for the preservation, maintenance, collection of or realizing upon the Collateral, or any portion thereof or any of Assignor’s rights therein. The foregoing appointment is irrevocable and continuing and any such rights, powers and privileges shall be exclusive in

Agent, its successors and assigns until this Assignment terminates as provided in Paragraph 14, below.

(c) Notwithstanding anything contained in this Paragraph 4 to the contrary, provided no Event of Default has occurred and is continuing or would occur as a result thereof, but subject to the terms of this Assignment and the Loan Agreement, Assignor shall have a license (revocable upon the occurrence of an Event of Default) to receive, retain, spend, distribute or otherwise use any ordinary quarterly Distributions paid in the ordinary course of business of any of the Corporations released to Assignor pursuant to the Cash Collateral Agreement; provided, however, any Distributions relating to payments which are extraordinary or of a non-recurring nature including, without limitation, payments upon dissolution or liquidation of any of the Corporations, proceeds upon a redemption or conversion of the Collateral, return of capital or repayment of loans shall be applied against the principal balance of the Loan, and shall not be received, retained, spent, distributed or otherwise used by Assignor.

5. Warranties and Covenants. Assignor does hereby warrant and represent to, and covenant and agree with Agent, as follows:

(a) Assignor has, and shall maintain throughout the term of this Assignment, all necessary power, authority and legal right to own and grant a security interest in the Collateral, and to assign to Agent the security interest granted hereby.

(b) Each of the Corporations is a corporation, duly formed and validly existing under the laws of the State identified on Exhibit “A” attached hereto.

(c) All duties, obligations and responsibilities required to be performed by Assignor as of the date hereof under (i) the Organizational Agreements of any Corporation, (ii) the Lock-up Letter and (iii) that certain Registration Rights Agreement dated as of January 30, 2007 by and among Meruelo Maddux Properties, Inc., a Delaware corporation, Borrower and certain other parties thereto (the “Rights Agreement”) have been performed, and no default or condition which with the passage of time or the giving of notice, or both, would constitute a default exists under any of such Organizational Agreements, Lock-up Letter or Rights Agreement.

(d) Neither Assignor nor any Corporation is a party to, nor is any of such Persons bound by or subject to, any indenture, contract or other agreement which purports to prohibit, restrict, limit, or control the transfer or pledge of the Collateral, or the exercise of Assignor’s voting rights with respect to any Corporation or the management of any Corporation other than the Organizational Agreements of the Corporations, the Lock-up Letter and the Rights Agreement. All conditions and requirements set forth in the Organizational Agreements of the Corporations, the Lock-up Letter and the Rights Agreement with respect to the pledge of Collateral to Agent pursuant to this Agreement have been satisfied and the granting of the pledge of the Collateral to Agent by Assignor (i) does not violate the Organizational Agreements of the Corporations, the Lock-up Letter or the Rights Agreement, and (ii) does not require the approval or consent of, or filing with, any Person, governmental agency or authority. Subject to the terms of the Lock-up Letter, all conditions and requirements set forth in the Organizational Agreements of the Corporations with respect to the transfer of the Shareholder Interests or the exercise by

Agent of Assignor’s voting rights with respect thereto, in each case upon the occurrence of an Event of Default, have been satisfied. The transfer of the Shareholder Interests to Agent or the exercise by Agent of the Assignor’s voting rights with respect thereto, in each case upon the occurrence of an Event of Default, (i) does not violate the Organizational Agreements of any Corporation, (ii) does not violate the Rights Agreement and (iii) does not require the approval or consent of, or filing with any Person, governmental agency or authority. All conditions and requirements set forth in the Rights Agreement with respect to the pledge of the Collateral have been satisfied. All conditions and requirements set forth in the Rights Agreement with respect to the transfer of the Collateral or the exercise of by Agent of Assignor’s voting rights with respect thereto have been satisfied. The Organizational Agreements of the Company and the Rights Agreement are in full force and effect. Assignor has delivered to Agent true, correct and complete copies of the Organizational Agreements of the Company, the Lock-up Letter and the Rights Agreement, and the Formation Agreements (as defined below) and the Organizational Agreements of the Company, the Lock-up Letter, the Rights Agreement and the Formation Agreements have not been modified or amended in any respect. The Organizational Agreements of the Corporations, the Lock-up Letter, the Rights Agreement and Formation Agreements contain the sole and full agreements and understandings with respect to Assignor’s interest in, and obligations with respect to, the Shareholder Interests and there are no other oral or side agreements relating thereto. The term “Formation Agreements” means collectively (i) that certain Contribution Agreement dated September 19, 2006, as amended December 29, 2006, among Richard Meruelo, as Trustee of the Richard Meruelo Living Trust u/d/t dated September 15, 1989, Merco Group — Roosevelt Building, LLC, Sunstone Bella Vista, LLC, Meruelo Maddux Properties, L.P. and Meruelo Maddux Properties, Inc.; (ii) that certain Merger Agreement dated September 19, 2006, among Richard Meruelo, as Trustee of the Richard Meruelo Living Trust u/d/t dated September 15, 1989, Sante Fe & Washington Market, Inc., Sante Fe & Washington Market, LLC and Meruelo Maddux Properties, Inc.; and (iii) that certain Merger Agreement dated September 19, 2006, as amended December 29, 2006, among Richard Meruelo, as Trustee of the Richard Meruelo Living Trust u/d/t dated September 15, 1989, Alameda Produce Market, Inc., Alameda Produce Market, LLC and Meruelo Maddux Properties, Inc.

(e) Subject to the terms of the Lock-up Letter, the transfer of the Shareholder Interests to any subsequent purchaser, in each case upon the occurrence of an Event of Default, (i) does not violate the Organizational Agreements of any Corporation, (ii) does not violate the Rights Agreement and (iii) does not require the approval or consent of, or filing with any Person, governmental agency or authority other than those filings and conditions that may be required pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended.

(f) The execution, delivery and performance by Assignor of this Assignment does not and will not require the consent or approval of any person or entity, other than those previously provided to Agent, or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with or the giving of any notice to any court, agency, department, board, commission or other governmental authority, other than the filing of financing statements.

(g) None of the Shareholder Interests are evidenced by any certificate, instrument, document or other writing other than the Certificate and the Organizational

Agreements, as the case may be. The Certificate has been duly authorized and validly issued, and are fully paid and non-assessable.

(h) Assignor is and shall remain the sole, lawful, beneficial and record owner of Collateral owned by Assignor, free and clear of all liens, restrictions, Adverse Claims, pledges, encumbrances, charges, rights of third parties and rights of set-off or recoupment whatsoever (other than those in favor of Agent hereunder), and Assignor has the full and complete right, power and authority to grant a security interest in the Collateral in favor of Agent, in accordance with the terms and provisions of this Assignment. The term “Adverse Claims” shall mean, with respect to any item of property, any and all claims, liens, security interests, charges, options, rights, restrictions on transfer or pledge, covenants and encumbrances of any kind affecting the item of property, including (if applicable) “adverse claims” as such term is defined in Section 8-102 of the Uniform Commercial Code, other than the liens and security interests created in favor of Agent pursuant to this Assignment. Assignor is not and will not become a party to or otherwise be bound by or subject to any agreement, other than the Loan Documents, the Lockout Agreement and the Rights Agreement, which restricts in any manner the rights of any present or future holder of the Collateral with respect thereto. No Person has any option, right of first refusal, right of first offer or other right to acquire all or any portion of the Collateral.

(i) This Assignment, together with the UCC financing statements, and the Certificate and powers delivered to Agent, creates a valid and binding first priority security interest in the Collateral securing the payment and performance of the Obligations, and all filings and other actions necessary to perfect and protect such security interests have been duly made and taken. Neither Assignor nor any other Person has performed, nor will Assignor perform or permit any other Person to perform, any acts which might prevent Agent from enforcing any of the terms and conditions of this Assignment or which would limit Agent in any such enforcement. In addition, upon the delivery to Agent of all certificates evidencing or embodying the Shareholder Interests owned by Assignor, in each case duly indorsed or accompanied by duly executed instruments of assignment or transfer in blank, Agent shall be a “protected purchaser” (as such term is defined in Section 8-303 of the UCC (as hereinafter defined)) of such Shareholder Interests.

(j) All original notes and other documents or instruments evidencing, constituting, guaranteeing or securing any of the Distributions or any right to receive the Distributions have been endorsed to and delivered to Agent.

(k)(A) Assignor’s correct legal name (including, without limitation, punctuation and spacing) indicated on the public record of Assignor’s jurisdiction, mailing address, principal residence, identity or corporate structure, chief executive office, jurisdiction of organization, organizational identification number, and federal tax identification number, are as set forth on Exhibit “C” attached hereto and by this reference made a part hereof, (B) Assignor has been using or operating under said name, identity or corporate structure without change for the time period set forth on Exhibit “C” attached hereto, and (C) in order to perfect the pledge and security interests granted herein against Assignor, a U.C.C. Financing Statement must be filed with the Secretary of State of the State of California. Assignor covenants and agrees that Assignor shall not change any of the matters addressed by clauses (A), (B), or (C) of this paragraph unless it has given Agent thirty (30) days prior written notice of any such change and executed at the request of Agent or authorized the execution by Agent or Agent’s counsel of such additional financing statements or other instruments to be filed in such jurisdictions as Agent may deem necessary or advisable in its sole discretion to prevent any filed financing statement from becoming misleading or losing its perfected status.

(l) Assignor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements, documents, endorsements, assurances and instruments as Agent may reasonably at any time request in connection with the administration or enforcement of this Assignment or related to the Collateral or any part thereof or in order to better assure and confirm unto Agent its rights, powers and remedies hereunder. Without limiting the generality of the foregoing, at any time and from time to time, Assignor shall, at the request of Agent, make, execute, acknowledge, and deliver or authorize the execution and delivery of and where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time in such offices and places as shall be deemed desirable by Agent all such other and further assignments, security agreements, financing statements, continuation statements, endorsements, assurances, certificates and other documents as Agent from time to time may require for the better assuring, conveying, assigning and confirming to Agent the Collateral and the rights hereby conveyed or assigned or intended now or hereafter to be conveyed or assigned, and for carrying out the intention or facilitating the performance of the terms of this Assignment. Upon any failure of Assignor to do so, Agent may make, execute, record, file, rerecord and/or refile, acknowledge and deliver any and all such further assignments, security agreements, financing statements, continuation statements, endorsements, assurances, instruments, certificates and documents for and in the name of Assignor, and Assignor hereby irrevocably appoints Agent the agent and attorney-in-fact with full power of substitutions of Assignor so to do. This power is coupled with an interest and is irrevocable.

(m) Exhibit “C” correctly sets forth all names and tradenames that Assignor has used within the last five years, and also correctly sets forth the locations of all of the principal places of business of Assignor over the last five years.

(n) Assignor shall, at any time and from time to time, take such steps as Agent may reasonably request for Agent (1) to obtain an acknowledgment, in form and substance reasonably satisfactory to Agent, of any bailee having possession of any of the Collateral, stating that the bailee holds possession of such Collateral on behalf of Agent, (2) to obtain “control” of any investment property, deposit accounts, letter-of-credit rights, or electronic chattel paper (as such terms are defined by the Uniform Commercial Code as enacted in the State of California (the “UCC”) with corresponding provisions thereof defining what constitutes “control” for such items of collateral) in each case which are included as Collateral, with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, and (3) otherwise to insure the continued perfection and priority of the Agent’s security interest in any of the Collateral and of the preservation of its rights therein. If Assignor shall at any time, acquire a “commercial tort claim” (as such term is defined in the UCC with respect to the Collateral or any portion thereof), Assignor shall promptly notify Agent thereof in writing, providing a reasonable description and summary thereof, and shall execute a supplement to this

Assignment in form and substance acceptable to Agent granting a security interest in such commercial tort claim to Agent.

(o) Assignor hereby authorizes Agent, its counsel or its representative, at any time and from time to time, to file financing statements, amendments and continuations that describe or relate to the Collateral or any portion thereof in such jurisdictions as Agent may deem necessary or desirable in order to perfect the security interests granted by Assignor under this Assignment or any other Loan Document, and such financing statements may contain, among other items as Agent may deem advisable to include therein, the federal tax identification number and organizational number of Assignor.

(p) The pledge of the security interest contemplated by this Assignment does not violate and does not require that any filing, registration or other act be taken with respect to any and all laws pertaining to the registration or transfer of securities, including without limitation the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, as amended, and any and all rules and regulations promulgated thereunder or any similar federal, state or local law, rule, regulation or orders (all of the foregoing, and any similar laws as from time to time being in effect, being referred to collectively as the “Applicable Law”) hereafter enacted or analogous in effect, as the same are amended and in effect from time to time (hereinafter referred to collectively as the “Securities Laws”). The foreclosure by Agent on the Shareholder Interests (or transfer in lieu thereof) is permitted under Applicable Law and does not require that any filing, registration or other act be taken other than those filings and conditions that may be required pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended. Assignor shall at all times comply with the Securities Laws as the same pertain to all or any portion of the Collateral or any of the transactions contemplated by this Assignment. For purposes of calculating any holding periods under the Applicable Laws and under the Lock-up Letter, Assignor’s period of ownership of the Shareholder Interests shall be deemed to have commenced on the date hereof. In the event that Agent or its nominee or designee becomes the owner of the Shareholder Interests as a result of foreclosure or otherwise, Agent or such nominee or designee shall be entitled to the benefit of adding any period of ownership of the Shareholder Interests by Assignor to the period of ownership of the Shareholder Interests by Agent or such nominee or designee for purposes of calculating any such holding periods of Agent or such nominee or designee such that Agent’s or such nominee’s or designee’s holding period under the Applicable Laws and the Lock-up Letter with respect to the Shareholder Interests shall be deemed to have commenced on the date hereof.

(q) The Certificate shall be personal property for all purposes and shall be a “security” as defined in, and governed by, Article 8 of the Uniform Commercial Code of the State of California.

6. General Covenants. Assignor covenants and agrees that, so long as this Assignment is continuing:

(a) Assignor shall not, without the prior written consent of Agent, which consent may be withheld by Agent in its sole and absolute discretion, directly or indirectly or by operation of law, sell, transfer, assign, dispose of, pledge, convey, option, mortgage, hypothecate or encumber any of the Collateral.

(b) Assignor shall at all times defend the Collateral against all claims and demands of all persons at any time claiming any interest in the Collateral adverse to Agent’s interest in the Collateral as granted hereunder.

(c) So long as this Assignment remains in effect, Assignor shall not modify, amend, cancel, release, surrender, terminate or permit the modification, amendment, cancellation, release, surrender or termination of, any of the Lock-up Letter or Registration Rights Agreement.

(d) Assignor shall perform all of its duties, responsibilities and obligations under each of the Organizational Agreements of each Corporation of which Assignor is a shareholder, the Lock-up Letter and the Rights Agreement.

(e) Assignor shall pay all taxes and other charges against the Collateral, shall not use the Collateral illegally, and shall not suffer to exist any loss, theft, damage or destruction of the Collateral and shall suffer to exist no levy, seizure or attachment of the Collateral.

(f) Assignor, at the request of Agent, shall promptly take such actions as Agent may reasonably require to enforce or cause to be enforced the terms of any of the Organizational Agreements of any Corporation in which Assignor has an ownership interest, the Rights Agreement or any other contract, agreement or instrument included in, giving rise to, creating, establishing, evidencing or relating to the Collateral or to collect or enforce any claim for payment or other right or privilege assigned to Agent hereunder.

(g) If any amounts are due from any of the Corporations to Assignor, including, without limitation, any amounts in respect of Distributions payable to Assignor in the future, and the obligations to pay or repay such amount is to be evidenced by a separate document or instrument, then as evidence of such obligations, Assignor shall cause such Corporation to issue Assignor, as the evidence of any obligations of such Corporation to pay Distributions to Assignor in the future, a promissory note bearing the legend attached hereto as Exhibit “B” and which note shall provide that all payments due under such promissory note are to be paid directly to Agent as required by and applied as provided in this Assignment until the Obligations are paid in full and the Agent have no further obligation to make any advances under the Loan Agreement or this Assignment is otherwise terminated as provided herein. No other evidence of such obligations shall be executed by such Corporation to Assignor.

(h) Assignor shall promptly deliver to Agent any note or other document or instrument entered into after the date hereof which evidences, constitutes, guarantees or secures any of the Distributions or any right to receive a Distribution, which notes or other documents and instruments shall be accompanied by such endorsements or assignments as Agent may require to transfer title to Agent.

(i) Anything herein to the contrary notwithstanding, (i) Assignor shall remain liable under each of the Organizational Agreements of each Corporation in which Assignor is a shareholder and all other contracts, agreements and instruments included in, giving rise to, creating, establishing, evidencing or relating to the Collateral to the extent set forth therein to perform all of its duties and obligations to the same extent as if this Assignment had not been executed, (ii) the exercise by Agent of any of its rights hereunder shall not release Assignor from any of its duties or obligations under any of such Organizational Agreements or any such contracts, agreements and instruments, and (iii) neither Agent nor any of the Lenders shall have any obligation or liability under any of such Organizational Agreements or any such contract, agreement or instrument by reason of this Assignment, nor shall Agent or any of the Lenders be obligated to perform any of the obligations or duties of Assignor thereunder or to take any action to collect or enforce any claim for payment or other right or privilege assigned to Agent hereunder.

7. Substitution, Exchanges, Additional Interest.

If Assignor shall at any time be entitled to receive or shall receive any cash, certificate or other property, option or right, upon, in respect of, as an addition to, or in substitution or exchange for any of the Collateral, whether for value paid by Assignor or otherwise, Assignor agrees that the same shall be deemed to be Collateral and shall be delivered directly to Agent in each case, accompanied by proper instruments of assignment and powers duly executed by Assignor in such a form as may be required by Agent, to be held by Agent subject to the terms hereof, as further security for the Obligations (except as otherwise provided herein with respect to the application of the foregoing to the Obligations). If Assignor receives any of the foregoing directly, Assignor agrees to hold such cash or other property in trust for the benefit of Agent, and to surrender such cash or other property to Agent immediately. All certificates, if any, representing such interests shall be promptly delivered to Agent, together with assignments related thereto, or other instruments appropriate to transfer a certificate representing any such interest, duly executed in blank.

8. Events of Default. An Event of Default shall exist hereunder upon the occurrence of any of the following:

(a) Any warranty, representation or statement made by or on behalf of Assignor in this Assignment proves untrue or misleading in any material respect when made, deemed to have been made or repeated;

(b) Assignor shall fail to duly and fully comply with any covenant, condition or agreement in Paragraphs 5(h), 6(a), 6(c), 6(g), 6(h), or 7 of this Assignment;

(c) Assignor shall fail to, or Assignor shall fail to cause any other Person, to duly and fully comply with any covenant, condition or agreement of this Assignment (other than those specified in subsection (b) above or any default excluded from any provision of a grace period or cure of defaults contained in any other of the Loan Documents) and such failure is not cured in the applicable time period provided in the Loan Agreement;

(d) The occurrence of an Event of Default under any of the other Loan Documents;

(e) Any amendment to or termination of a financing statement naming Assignor as debtor and Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by, or caused by, or at the instance of Assignor or by, or caused by, or at the instance of any principal, member, general partner, shareholder or officer of Assignor without the prior written consent of Agent; or

(f) Any amendment to or termination of a financing statement naming Assignor as debtor and Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by any party other than Agent or Agent’s counsel without the prior written consent of Agent and the effect of such filing is not nullified to the reasonable satisfaction of Agent within ten (10) days after notice to Assignor thereof.

9. Remedies.

(a) Upon the occurrence of any Event of Default, Agent may take any action deemed by Agent to be necessary or appropriate to the enforcement of the rights and remedies of Agent under this Assignment and the Loan Documents, including, without limitation, the exercise of its rights and remedies with respect to any or all of the Collateral. The remedies of Agent shall include, without limitation, all rights and remedies specified in the Loan Documents and this Assignment, all remedies of Agent under applicable general or statutory law, and the remedies of a secured party under the UCC, regardless of whether the UCC has been enacted or enacted in that form in any other jurisdiction in which such right or remedy is asserted. In addition to such other remedies as may exist from time to time, whether by way of set-off, banker’s lien, consensual security interest or otherwise, upon the occurrence of an Event of Default, Agent is authorized at any time and from time to time, without notice to or demand upon Assignor (any such notice or demand being expressly waived by Assignor) to charge any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by Agent to or for the credit of or the account of Assignor against any and all of the Obligations, irrespective of whether or not Agent shall have made any demand for payment and although such Obligations may be unmatured. Any notice required by law, including, but not limited to, notice of the intended disposition of all or any portion of the Collateral, shall be reasonable and properly given if given in the manner prescribed for the giving of notice herein, and, in the case of any notice of disposition, if given at least ten (10) days prior to such disposition. Agent may require Assignor to assemble the Collateral and make it available to Agent at any place to be designated by Agent which is reasonably convenient to both parties. It is expressly understood and agreed that Agent shall be entitled to dispose of the Collateral at any public or private sale or sales, without recourse to judicial proceedings and without either demand, appraisement, advertisement or notice (except as such notice as is otherwise required under this Assignment) of any kind, all of which are expressly waived, and that Agent shall be entitled to bid and purchase at any such sale. In the event that Agent is the successful bidder at any public or private sale of any note or other document or instrument evidencing Assignor’s right to receive a Distribution, Agent shall be entitled to credit the amount bid by Agent against the obligations evidenced by such note, document or instrument rather than the obligations evidenced by the Note. To the extent the Collateral consists of marketable securities, Agent shall not be obligated to sell such securities for the highest price obtainable, but shall sell them at the market price available on the date of sale. Agent shall not be obligated to make any sale of the Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Collateral may have been given. Agent may, without notice or publication, adjourn any public sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Each such purchaser at any such sale shall hold the Collateral sold absolutely free from claim or right on the part of Assignor. In the event that any consent, approval or authorization of any governmental agency or commission will be necessary to effectuate any such sale or sales, Assignor shall execute all such applications or other instruments as Agent may deem reasonably necessary to obtain such consent, approval or authorization. Upon the occurrence and during the continuance of an Event of Default, Agent may notify any account debtor or obligor with respect to the Collateral to make payment directly to Agent, and may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral as Agent may determine whether or not the Obligations or the Collateral are due, and for the purpose of realizing Agent’s rights therein, Agent may receive, open and dispose of mail addressed to Assignor and endorse notes, checks, drafts, money orders, documents of title or other evidences of payment, shipment or storage of any form of Collateral on behalf and in the name of Assignor, as its attorney-in-fact. In addition, upon the occurrence and during the continuance of an Event of Default, Assignor hereby irrevocably designates and appoints Agent its true and lawful attorney-in-fact either in the name of Agent or Assignor to (i) sign Assignor’s name on any Collateral, drafts against account debtors, assignments, any proof of claim in any bankruptcy or other insolvency proceeding involving any account debtor, any notice of lien, claim of lien or assignment or satisfaction of lien, or on any financing statement or continuation statement under the UCC; (ii) send verifications of accounts receivable to any account debtor; and (iii) in connection with a transfer of the Collateral as described above, sign in Assignor’s name any documents necessary to transfer title to the Collateral to Agent or any third party. All acts of said attorney-in-fact are hereby ratified and approved and Agent shall not be liable for any mistake of law or fact made in connection therewith. This power of attorney is coupled with an interest and shall be irrevocable so long as any amounts remain unpaid on any of the Obligations. All remedies of Agent shall be cumulative to the full extent provided by law, all without liability except to account for property actually received, but the Agent shall have no duty to exercise such rights and shall not be responsible for any failure to do so or delay in so doing. Pursuit by Agent of certain judicial or other remedies shall not abate nor bar other remedies with respect to the Obligations or to other portions of the Collateral. Agent may exercise its rights to the Collateral without resorting or regard to other collateral or sources of security or reimbursement for the Obligations. In the event that any transfer tax, deed tax, conveyance tax or similar tax is payable in connection with the foreclosure, conveyance in lieu of foreclosure or otherwise of the Shareholder Interests or other Collateral, Assignor shall pay such amount to Agent upon demand and if Assignor fails to pay such amount on demand, Agent may advance such amount on behalf of Assignor and the amount thereof shall become a part of the Obligations and bear interest at the rate for overdue amounts as set forth in the Loan Agreement until paid.

(b) If Assignor fails to perform any agreement or covenant contained in this Assignment beyond any applicable period for notice and cure, Agent may itself perform, or cause to be performed, any agreement or covenant of Assignor contained in this Assignment which Assignor shall fail to perform, and the cost of such performance, together with any expenses, including reasonable attorneys’ fees actually incurred (including attorneys’ fees incurred in any appeal) by Agent in connection therewith, shall be payable by Assignor upon demand and shall constitute a part of the Obligations and shall bear interest at the rate for overdue amounts as set forth in the Loan Agreement.

(c) Whether or not an Event of Default has occurred and whether or not Agent is the absolute owner of the Collateral, Agent may take such action as Agent may deem necessary to protect the Collateral or its security interest therein, Agent being hereby authorized to pay, purchase, contest and compromise any encumbrance, charge or lien which in the reasonable judgment of Agent appears to be prior or superior to its security interest, and in exercising any such powers and authority to pay necessary expenses, employ counsel and pay reasonable attorney’s fees. Any such advances made or expenses incurred by Agent shall be deemed advanced under the Loan Documents, shall increase the indebtedness evidenced and secured thereby, shall be payable upon demand and shall bear interest at the rate for overdue payments set forth in the Loan Agreement.

(d) Any stock or securities and stock powers held by Agent as Collateral (including stock certificates) hereunder may, at any time, and at the option of Agent, be registered in the name of Agent or its nominee, endorsed or assigned in blank or in the name of any nominee and Agent may deliver any or all of the Collateral to the issuer or issuers thereof for the purpose of making denominational exchanges or registrations or transfer or for such other purposes in furtherance of this Assignment as Agent may deem desirable. Until the occurrence of an Event of Default, Assignor shall retain the right to vote any of the Collateral, as applicable, or exercise shareholder rights, as applicable, in a manner not inconsistent with the terms of this Assignment and the other Loan Documents, and Agent hereby grants to Assignor its proxy to enable Assignor to so vote any of the Collateral or exercise such shareholder rights, as applicable, (except that Assignor shall not have any right to exercise any such power if the exercise thereof would violate or result in a violation of any of the terms of this Assignment or any of the other Loan Documents). At any time after the occurrence and during the continuance of any Event of Default, Agent or its nominee shall, without notice or demand, automatically have the sole and exclusive right to give all consents, waivers and ratifications in respect of the Collateral and exercise all voting and other shareholder, management, approval or other rights at any meeting of the shareholders of the Corporations, (and the right to call such meetings) or otherwise (and to give written consents in lieu of voting thereon), and exercise any and all rights of conversion, exchange, subscription or any of the rights, privileges or options pertaining to the Collateral and otherwise act with respect thereto and thereunder as if Agent or its nominee were the absolute owner thereof (all of such rights of Assignor ceasing to exist and terminating upon the occurrence of an Event of Default) including, without limitation, the right to exchange, at its discretion, any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or the readjustment of the issuer thereof, all without liability except to account for property actually received and in such manner as Agent shall determine in its sole and absolute discretion, but Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for the failure to do so or delay in so doing. The exercise by Agent of any of its rights and remedies under this paragraph shall not be deemed a disposition of collateral under Article 9 of the UCC nor an acceptance by Agent of any of the Collateral in satisfaction of the Obligations.

(e) Notwithstanding anything in this Assignment or any other Loan Document to the contrary, any reference in this Assignment or any other Loan Document to “the continuance of a default” or “the continuance of an Event of Default” or any similar phrase shall not create or be deemed to create any right of Assignor or any other party to cure any default following the expiration of any applicable grace or notice and cure period.

10. Duties of Agent. The powers conferred on Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Agent’s duty with reference to the Collateral shall be solely to use slight care in the custody and preservation of the Collateral, which shall not include any steps necessary to preserve rights against prior parties and to use such care in the custody of Collateral in the possession of Agent as is accorded to other personal property of the same type as the Collateral in the possession of the Agent. Agent shall have no responsibility or liability for the collection of any Collateral or by reason of any invalidity, lack of value or uncollectability of any of the payments received by it.

11. Indemnification.

(a) It is specifically understood and agreed that this Assignment shall not operate to place any responsibility or obligation whatsoever upon the Agent or any of the Lenders, or cause the Agent or any of the Lenders to be, or to be deemed to be, a shareholder in any of the Corporations and that in accepting this Assignment, the Agent and the Lenders neither assume nor agree to perform at any time whatsoever any obligation or duty of Assignor relating to the Collateral or under any of the Organizational Agreements or any other mortgage, indenture, contract, agreement or instrument to which the Corporations are a party or to which they are subject, all of which obligations and duties shall be and remain with and upon the Assignor.

(b) Assignor agrees to indemnify, defend and hold the Agent and the Lenders harmless from and against any and all claims, expenses, losses and liabilities growing out of or resulting from this Assignment or acts taken or omitted to be taken by the Agent or the Lenders hereunder or in connection therewith (including, without limitation, enforcement of this Assignment), except claims, expenses, losses or liabilities resulting from Agent’s or such Lender’s gross negligence or willful misconduct.

(c) Assignor upon demand shall pay to Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and disbursements of counsel actually incurred (including those incurred in any appeal), and of any experts and agents, which Agent may incur in connection with (i) the administration of this Assignment, (ii) the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Agent hereunder, or (iv) the failure by Assignor to perform or observe any of the provisions hereof.

12. Security Interest Absolute. All rights of Agent, and the security interests hereunder, and all of the obligations secured hereby, shall be absolute and unconditional, irrespective of:

(a) Any lack of validity or enforceability of the Loan Documents or any other agreement or instrument relating thereto;

(b) Any change in the time (including the extension of the maturity date of the Note), manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from the Loan Documents;

(c) Any exchange, release or nonperfection of any other collateral for the Obligations, or any release or amendment or waiver of or consent to departure from any of the Loan Documents with respect to all or any part of the Obligations; or

(d) Any other circumstance (other than payment of the Obligations in full) that might otherwise constitute a defense available to, or a discharge of, Assignor or any third party for the Obligations or any part thereof.

13. Amendments and Waivers. No amendment or waiver of any provision of this Assignment nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or omission of Agent to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default, or acquiescence therein; and every right, power and remedy given by this Assignment to Agent may be exercised from time to time and as often as may be deemed expedient by Agent. Failure on the part of Agent to complain of any act or failure to act which constitutes an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Agent of Agent’s rights hereunder or impair any rights, powers or remedies consequent on any Event of Default. Assignor hereby waives to the extent permitted by law all rights which Assignor has or may have under and by virtue of the UCC and any federal, state, county or municipal statute, regulation, ordinance, Constitution or charter, now or hereafter existing, similar in effect thereto providing any right of Assignor to notice and to a judicial hearing prior to seizure by Agent of any of the Collateral. Assignor hereby waives and renounces for itself, its heirs, successors and assigns, presentment, demand, protest, advertisement or notice of any kind (except for any notice required by law or the Loan Documents) and all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, homestead, redemption and appraisement now provided or which may hereafter be provided by the Constitution and laws of the United States and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement of this Assignment and the collection of any of the Obligations.

14. Continuing Security Interest; Transfer of Note; Release of Collateral. This Assignment shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of the Obligations and the Lenders have no further obligation to make any advances under the Note, (b) be binding upon Assignor and its permitted heirs, successors and assigns, and (c) inure, together with the rights and remedies of Agent hereunder, to the benefit of the Agent and the Lenders and their respective successors, transferees and assigns. Upon the indefeasible payment in full of the Obligations and the termination or expiration of any obligation of the Lenders to make further advances under the Note, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Assignor that granted such security interest. Upon any such termination, Agent will, at Assignor’s expense, execute and deliver to Assignor such documents as Assignor shall reasonably request to evidence such termination.

15. Modifications, Etc. Assignor hereby consents and agrees that Agent may at any time and from time to time, without notice to or further consent from Assignor, either with or without consideration, surrender any property or other security of any kind or nature whatsoever held by it or by any person, firm or corporation on its behalf or for its account, securing the Obligations; substitute for any Collateral so held by it, other collateral of like kind; agree to modification of the terms of the Loan Documents; extend or renew the Loan Documents for any period; grant releases, compromises and indulgences with respect to the Loan Documents for any period or to any persons or entities now or hereafter liable thereunder or hereunder; release any guarantor, endorser or any other person or entity liable with respect to the Obligations; or take or fail to take any action of any type whatsoever; and no such action which Agent shall take or fail to take in connection with the Loan Documents, or any of them, or any security for the payment of the Obligations or for the performance of any obligations or undertakings of Assignor, nor any course of dealing with Assignor or any other person, shall release Assignor’s obligations hereunder, affect this Assignment in any way or afford Assignor any recourse against Agent.

16. Securities Act and Other Limitations. In view of the position of Assignor in relation to the Collateral, or because of other current or future circumstances, a question may arise under the Securities Laws or the Organizational Agreements of the Corporations, the Lock-up Letter or the Rights Agreement with respect to any disposition of the Collateral permitted hereunder (including, without limitation, any foreclosure upon the Collateral or transfer in lieu thereof). Assignor recognizes that the Organizational Agreements of the Corporations, the Lock-up Letter and the Rights Agreement may strictly limit transfers of the Shareholder Interests. Assignor understands that compliance with the Securities Laws, the Organizational Agreements, the Lock-up Letter or the Rights Agreement might very strictly limit the course of conduct of Agent if Agent were to attempt to dispose of all or any part of the Collateral in accordance with the terms hereof, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Agent in any attempt to dispose of all or part of the Collateral in accordance with the terms hereof under applicable Blue Sky or other state securities laws or similar Applicable Law analogous in purpose or effect. Assignor recognizes that in light of the foregoing restrictions and limitations Agent may, with respect to any sale of the Collateral, limit the purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment, and not with a view to the distribution or resale thereof, and those who are able to satisfy any conditions or requirements set forth in the Organizational Agreements, the Securities Laws, the Lock-up Letter or the Rights Agreement. Assignor and Agent acknowledge and agreed that Agent may be required to foreclose on and sell the Collateral in parcels and at such time as Agent may reasonably determine or an independent accounting or law firm opines that is necessary to comply with the conditions or requirements set forth in the Organizational Agreements of the Corporations, the Securities Laws the Lock-up Letter and the Rights Agreement, including, without limitation, by way of a series of sales whereby the Agent forecloses upon only a portion of the Collateral and thereafter sells such portion of the Collateral in such volume and at such times as Agent may deem or an independent accounting or law firm opines that is necessary to comply with such conditions and restrictions, and following such sale Agent may be required to repeat such process as many times as may be necessary to comply with such conditions and restrictions until all of the Collateral is foreclosed on and sold. Assignor acknowledges and agrees that in light of the foregoing restrictions and limitations, the Agent in its sole and absolute discretion may, in accordance with Applicable Law, the Organizational

Agreements, the Lock-up Letter and the Rights Agreement, (a) proceed to make such a sale whether or not a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under the Securities Laws (b) approach and negotiate with a single potential purchaser to effect such sale and (c) sell the Collateral in parcels and at such times and to such Persons as Agent may reasonably determine is necessary to comply with such conditions and requirements. Assignor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller if such sale were a public sale without such restrictions. In the event of any such sale, Agent shall incur no responsibility or liability for selling all or any part of the Collateral in accordance with the terms hereof at a price that Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached or if all the Collateral were sold at a single sale. Assignor further agrees that any sale or sales by Agent of the Collateral made as provided in this Paragraph 16 shall be commercially reasonable. Assignor further agrees to provide to Agent any and all materials reasonably necessary under Applicable Law for the Agent to effectuate such sale. The provisions of this paragraph will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Agent sells. Agent and the Lenders shall not be liable to Assignor for any loss in value of the Collateral by reason of any delay in the sale of the Collateral.

17. Governing Law; Terms. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF CALIFORNIA (OTHER THAN PERFECTION OF A SECURITY INTEREST IN THE CERTIFICATE BY CONTROL THEREOF, WHICH SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE THE CERTIFICATE IS LOCATED).

18. Notices. Each notice, demand, election or request provided for or permitted to be given pursuant to this Assignment (hereinafter in referred to as a “Notice”) must be in writing and shall be deemed to have been properly given or served if given in the manner prescribed in the Loan Agreement if given to Assignor.

19. Counterparts. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Assignment by signing any such counterpart.

20. No Unwritten Agreements. THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

21. Miscellaneous. Time is of the essence of this Assignment. Title or captions of paragraphs hereof are for convenience only and neither limit nor amplify the provisions hereof. If, for any circumstances whatsoever, fulfillment of any provision of this Assignment shall involve transcending the limit of validity presently prescribed by applicable law, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein operates or would prospectively operate to invalidate this Assignment, in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Assignment shall remain operative and in full force and effect.

22. Lock-Up Letter. Agent agrees to be bound by the restrictions in the Lock-Up Letter.

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IN WITNESS WHEREOF, Assignor and Agent have executed this Assignment under seal on the date first above written.

ASSIGNOR:

MERCO GROUP — ROOSEVELT BUILDING, LLC, a California limited liability company

By:	/s/ Richard Meruelo
Richard Meruelo as Trustee of the Richard Meruelo Living Trust U/D/T dated September 15, 1989, as Managing Member and Manager

[SEAL]

[Signatures Continued on Next Page]

Agent:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:	/s/ Jason Weaver
Name:	Jason Weaver
Title:	Senior Vice-President